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                                                                    Exhibit 15






                                         January 14, 1999





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 10549

                                         Re:  Parker Drilling Company
                                         Registration on Form S-8


We are aware that our report dated January 14, 1999, on our review of the interim financial information of Parker Drilling Company for the periods ended November 30, 1998 and 1997, and included in this Form 10-Q is incorporated by reference in the Company's registration statements on Form S-8 (File No. 2-87944, 33-24155, 33-56698 and 33-57345). Pursuant to Rule 436(c) under the
Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of
Section 7 and 11 of that Act.



                                         By:/s/PricewaterhouseCoopers LLP
                                         --------------------------------
                                         PricewaterhouseCoopers LLP